UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. __)
Check the appropriate box:
[ ]    Preliminary Information Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

PRINCIPAL FUNDS, INC. – LARGECAP GROWTH FUND I
711 High Street
Des Moines, Iowa 50392
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT
September 17, 2026
As a shareholder of the LargeCap Growth Fund I (the "Fund"), a series of Principal Funds, Inc. ("PFI"), you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the approval of an amended and restated sub-advisory agreement with an existing sub-advisor to the Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.
The Information Statement details the execution of an amended and restated sub-advisory agreement with respect to the Fund. At a meeting of the PFI Board of Directors (the "Board") held on August 11, 2026, the Board approved an amended and restated sub-advisory agreement with T. Rowe Price Associates, Inc. (“T. Rowe Price”), an existing sub-advisor to the Fund, in connection with a proposal to retain T. Rowe Price in a limited role to manage certain private, illiquid positions for the Fund in exchange for a reduced sub-advisory fee paid by the Fund's investment advisor, Principal Global Investors, LLC (the "Advisor"), to T. Rowe Price. Effective August 15, 2026, T. Rowe Price signed the amended and restated sub-advisory agreement.
The Advisor and PFI have received an exemptive order (the "Manager of Managers Order") from the United States Securities and Exchange Commission that permits the Advisor and PFI, subject to certain conditions including approval by the Board, to enter into and materially amend agreements with certain sub-advisors. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund's shareholders.
By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at https://brandassets.principal.com/asset/35c52b02-4e67-4990-a5f1-d0cffa95a5f0/LargeCap-Growth-Fund-I-Information-Statement-September-2026.pdf.
The Information Statement will be available on the website until at least March 13, 2027. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971, by calling 1 (800) 222-5852, or by visiting www.PrincipalAM.com.
Only one copy of this notice may be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971 or call 1 (800) 222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.
If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – LARGECAP GROWTH FUND I
711 High Street
Des Moines, Iowa 50392
INFORMATION STATEMENT
September 17, 2026
This Information Statement is provided in connection with a change in investment advisory services of an existing sub-advisor, T. Rowe Price Associates, Inc. ("T. Rowe Price"), with respect to the Principal Funds, Inc. ("PFI") LargeCap Growth Fund I (the “Fund”). T. Rowe Price entered into an amended and restated sub-advisory agreement with Principal Global Investors, LLC, the investment advisor to the Fund (the "Advisor"), effective August 15, 2026.
Under an order from the United States Securities and Exchange Commission (the "SEC"), PFI and the Advisor may, subject to certain conditions including approval by the PFI Board of Directors (the "Board"), enter into and materially amend agreements with certain sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors, and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
PFI is a Maryland corporation and an open-end management investment company registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of PFI.
PFI's sponsor is Principal Financial Group, Inc. ("PFG"), and the Advisor is the investment advisor to all series of PFI. Principal Funds Distributor, Inc. ("PFD") is the principal underwriter and distributor for all share classes of all series of PFI. Principal Shareholder Services, Inc. ("PSS") is the transfer agent for all series of PFI. The Advisor, PFD, and PSS are indirect, wholly owned subsidiaries of PFG, each with the following address: in care of the Principal Financial Group, 711 High Street, Des Moines, IA 50392.
PFI will furnish, without charge, copies of the Fund's most recent annual shareholder report and most recent semi‑annual shareholder report succeeding the annual report, if any, to any shareholder upon request. To request a report, call 1 (800) 222-5852 or write Principal Funds, P.O. Box 219971, Kansas City, MO 64121-9971. Copies of the most recent annual and semi-annual shareholder reports can also be obtained at www.PrincipalAM.com/prospectuses.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BACKGROUND
At its meeting on August 11, 2026, the PFI Board, including all the directors who are not "interested persons" (as defined in the 1940 Act) of PFI (the "Independent Directors"), approved an amended and restated sub-advisory agreement between the Advisor and T. Rowe Price in connection with a proposal to retain T. Rowe Price in a limited role to manage certain private, illiquid positions for the Fund in exchange for a reduced sub-advisory fee paid by the Advisor to T. Rowe Price. The amended and restated sub-advisory agreement was effective August 15, 2026.
In addition to T. Rowe Price, as of the date of this Information Statement, the Fund is also sub-advised by Fred Alger Management, LLC (“Alger”), Los Angeles Capital Management LLC ("Los Angeles Capital"), and Westfield Capital Management Company, L.P. ("Westfield Capital"). The sub-advisory agreements with Alger (dated June 25, 2026), Los Angeles Capital (dated July 1, 2026), and Westfield Capital (dated July 1, 2026) were most recently approved by the Board (including a majority of the Independent Directors) in June 2026. The Advisor also manages a portion of the Fund's assets pursuant to a management agreement, amendment dated August 25, 2026, which was most recently approved for renewal by the Board (including a majority of the Independent Directors) in September 2026.
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
The following is a brief summary of the material terms of the amended and restated sub-advisory agreement. The summary is qualified in its entirety by reference to the text of the amended and restated sub-advisory agreement attached to this Information Statement.
Under the amended and restated sub-advisory agreement with T. Rowe Price, T. Rowe Price's services are limited to the following management services to facilitate the disposal of private placement assets held by the Fund and allocated to T. Rowe Price (the "Private Assets"):
(1)fair valuation reporting of the Private Assets;
(2)assistance with the disposal of the Private Assets; and
(3)Execution of corporate action events arising from holding the Private Assets.
Compensation. Sub-advisory fees are paid by the Advisor out of the management fee the Fund pays to the Advisor and are not an additional charge to the Fund. Under the amended and restated sub-advisory agreement with T. Rowe Price and the current sub-advisory agreements with the other current sub-advisors, the Advisor pays each sub-advisor a fee. The sub-advisory fee that the Advisor pays T. Rowe Price under the amended and restated sub-advisory agreement reflects the limited services T. Rowe Price will be providing to the Fund under the agreement.

SUB-ADVISOR
T. Rowe Price Associates, Inc. T. Rowe Price has over 75 years of investment management experience. Its principal place of business is 1307 Point Street, Baltimore, MD 21231.
T. Rowe Price Ownership. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a financial services holding company.
T. Rowe Price Management. Set forth below are the names and principal occupations of the current T. Rowe Price principal executive officers and directors. The address for the individuals listed is 1307 Point Street, Baltimore, MD 21231.

Name	Principal Occupation
David Oestreicher	Director/Secretary
Rob Sharps	Director/Chair of the Board
Jennifer Dardis	Director
Savonne Ferguson	Chief Compliance Officer
Eric Veiel	Director/President
Payments to Affiliates. For the fiscal year ended October 31, 2025, the Fund paid the Advisor management fees (before any waivers/reimbursements from the Advisor) of approximately $55,792,0001, and PFD Rule 12b-1 distribution fees of approximately $2,173,0002. For the fiscal year ended October 31, 2025, the Fund did not pay brokerage commissions to brokers affiliated with the Advisor or the Fund’s sub-advisors.
1 For the fiscal year ended October 31, 2025, the Advisor waived approximately $1,488,000 of the Fund's management fees and did not reimburse any of the Fund's expenses.
2 For the fiscal year ended October 31, 2025, PFD paid approximately $2,090,000 of the 12b-1 fee to financial intermediaries and retained approximately $83,000 to pay other 12b-1-eligible expenses.

BOARD EVALUATION OF AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
At its August 11, 2026 meeting, the Board considered the approval of an amended and restated sub-advisory agreement (the "Sub-Advisory Agreement") between the Advisor and T. Rowe Price in connection with a proposal to retain the Sub-Advisor in a limited role to manage certain private, illiquid positions (the "Private Assets") for the Fund in exchange for a reduced sub-advisory fee paid by the Advisor to T. Rowe Price.
As part of its review process, the Board reviewed materials received from the Advisor regarding the proposed Sub-Advisory Agreement. Prior to approval, the Independent Directors met independently of management and of the interested directors to consider the Sub-Advisory Agreement. The Board considered that the services to be provided by T. Rowe Price pursuant to the Sub-Advisory Agreement would be limited to fair valuation reporting on the Private Assets, assistance with the disposal of the Private Assets, and execution of corporation action events arising from holding the Private Assets, and that the sub-advisory fee paid by the Advisor to T. Rowe Price would be reduced to reflect such limited services. The Board noted that because the sub-advisory fees are paid by the Advisor, the reduction of the sub-advisory fee would not change the management fee rate paid by the Fund.
The Board noted that T. Rowe Price had previously served as a sub-advisor to the Fund with a broader role to implement an investment program for the portion of the Fund's assets allocated to T. Rowe Price's management. The Board considered that it last approved the prior sub-advisory agreement with T. Rowe Price during the annual contract renewal process that concluded at the Board's September 2025 meeting. The Board noted that during the contract approval process, it had considered, among other things, the reputation, qualifications, and background of T. Rowe Price, the investment approach of T. Rowe Price, the experience and skills of investment personnel responsible for the day-to-day management of the Fund, and the resources made available to such personnel. The Board also considered T. Rowe Price’s compliance with investment policies and general legal compliance. Based upon the information provided, the Board concluded that the terms of the prior sub-advisory agreement with T. Rowe Price were reasonable and that approval of the prior sub-advisory agreement was in the best interests of the Fund.
Based upon all of the information considered, the Board concluded that it was in the best interests of the Fund to approve the Sub-Advisory Agreement and, accordingly, approved the Sub-Advisory Agreement.

OUTSTANDING SHARES AND SHARE OWNERSHIP
The following table shows, as of the close of business on August 31, 2026, the number of shares outstanding for each share class of the Fund.

Share Class	Shares Outstanding
A	34,372,703
J	44,138,474
Institutional	19,141,205
R-3	4,888,335
R-5	6,073,451
R-6	335,378,084
As of the close of business on August 31, 2026, the PFI officers and directors together owned beneficially less than one percent of the outstanding shares of the Fund and less than one percent of the outstanding shares of any class of shares of the Fund.
The following table sets forth information regarding the beneficial ownership of shares of the Fund as of August 31, 2026, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares of any class of shares of the Fund.

Name and Address	Share Class	Number of Shares	Percentage of Ownership
J. P. MORGAN SECURITIES LLC	A	4,858,159	14.13%
FBO EXCLUSIVE BENEFIT OF OUR CUST
4 CHASE METROTECH CTR
BROOKLYN NY 11245-0003
NATIONAL FINANCIAL SERVICES LLC	A	2,970,925	8.64%
FOR THE EXCL BENE OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
NATIONAL FINANCIAL SERVICES LLC	Institutional	9,042,028	47.24%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
499 WASHINGTON BLVD
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY NJ 07310-1995
DCGT AS TTEE AND/OR CUST	Institutional	3,743,194	19.56%
FBO PLIC VARIOUS RETIREMENT PLANS - OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001
MLPF&S	Institutional	1,063,202	5.55%
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
4800 DEER LAKE DR E FL 3
JACKSONVILLE FL 32246-6484
DCGT AS TTEE AND/OR CUST	R-3	3,692,560	75.54%
FBO PLIC VARIOUS RETIREMENT PLANS - OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001
DSL CONSTRUCTION CORP	R-3	394,655	8.07%
FBO EXEC NQ EXCESS OF DSL CONSTRUCTION
ATTN PLAN TRUSTEE
11300 W OLYMPIC BLVD STE 770
LOS ANGELES CA 90064-1644

Name and Address	Share Class	Number of Shares	Percentage of Ownership
DCGT AS TTEE AND/OR CUST	R-5	4,472,831	73.65%
FBO PLIC VARIOUS RETIREMENT PLANS - OMNIBUS
ATTN NPIO TRADE DESK
711 HIGH ST
DES MOINES IA 50392-0001
PRINCIPAL LIFE INS COMPANY CUST	R-6	163,227,894	48.67%
FBO PFG OMNIBUS WRAPPED AND CUSTOM
ATTN PLIC PROXY COORDINATOR FUNDS
711 HIGH STREET
DES MOINES IA 50392-0001
LIFETIME 2040 FUND	R-6	28,059,379	8.37%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
LIFETIME 2050 FUND	R-6	25,136,852	7.50%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
LIFETIME 2030 FUND	R-6	21,467,813	6.40%
ATTN MUTUAL FUND ACCOUNTING-H221
711 HIGH ST
DES MOINES IA 50392-0001
OTHER MATTERS
PFI is not required to hold annual meetings of shareholders and, therefore, cannot determine when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of PFI or any series of PFI must be received by PFI a reasonable time before PFI commences soliciting proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. PFI has adopted procedures by which shareholders may recommend nominees to the PFI Board. A copy of the procedures can be found in the Nominating and Governance Committee Charter at https://secure02.principal.com/publicvsupply/GetFile?fm=MM13013&ty=VOP&EXT=.VOP.

PRINCIPAL FUNDS, INC.
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
T. ROWE PRICE ASSOCIATES, INC. SUB-ADVISED FUND
AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (the “Agreement”) to be effective as of August 15, 2026, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a Delaware limited liability company (the “Manager”), and T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland (the “Sub-Advisor”).
W I T N E S S E T H:
WHEREAS, the Manager is the manager and investment advisor to each series of Principal Funds, Inc. (the “Fund”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub-Advisor to render discretionary investment advisory services for all or a portion of the assets of each series of the Fund identified in Appendix A hereto, as may be amended from time to time (the “Series”), which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and
WHEREAS, the Manager and the Sub-Advisor agree to amend and restate the Amended and Restated Sub-Advisory Agreement between the Manager and the Sub-Advisor dated April 1, 2026 with this Agreement; and
WHEREAS, the Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)Management Agreement (the “Management Agreement”) with the Fund;
(b)The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);
(c)The Fund’s Articles of Incorporation and By-laws;
(d)Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub-Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.
2.Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor will:
(a)The Sub-Advisor’s services with respect to the Allocated Assets shall be limited to the following management services to facilitate the disposal of private placement assets held by the Series (the “Private Assets”):
1.Fair valuation reporting of the Private Assets;
2.Assistance with the disposal of the Private Assets; and
3.Execution of corporate action events arising from holding the Private Assets.
In the event a Private Asset becomes listed on an exchange, following the expiration of the applicable lock-up period, the Sub-Advisor shall promptly sell such Private Asset on the exchange contingent on market conditions and available liquidity.

Without requiring prior consultation with the Manager, the Sub-Advisor will make investment decisions with respect to the Private Assets and place transaction orders with brokers, dealers, exchanges, issuers and counterparties selected by the Sub-Advisor. In addition, in the event there is an offer to purchase the Private Assets prior to being listed on an exchange (a “Private Offer”), the Sub-Advisor will be permitted to make investment decisions with respect to such Private Offer. If the Sub-Advisor determines not to accept such Private Offer, the Sub-Advisor may, but has no obligation to, present such opportunities to the Manager.
The Sub-Advisor shall not be responsible for action (or inaction) of brokers, dealers, exchanges, issuers, and counterparties provided the Sub-Advisor has selected them in accordance with the Sub-Advisor’s fiduciary duties. In addition, the Sub-Advisor shall have the authority, but not the obligation, to take any action or exercise any other rights regarding any instrument held in the Fund unless otherwise limited or otherwise instructed herein. For the avoidance of doubt, the Sub-Advisor does not provide legal or tax advice and will not engage in litigation on the Manager’s behalf.
The Sub-Advisor is hereby authorized to execute account documentation, agreements, contracts and other documents as deemed appropriate by the Sub-Advisor and/or reasonably requested by brokers, dealers, counterparties and other persons in connection with its management of the Fund and the Manager agrees to assist with such documentation, as necessary.
The Sub-Advisor may rely and act on any instruction or communication received from any person whom the Sub-Advisor knows, or has reasonable grounds to believe, is acting on behalf of the Manager.
The Sub-Advisor will not file proof of claim forms for class action suits that affect the Series.
The Sub-Advisor’s management of the Private Assets is subject always to the provisions of the Fund’s registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.
(b)Provide information and assistance to the Manager related to the recommended investment program for each Series, consistent with each Series’ respective investment objective and policies and any specific investment guidelines provided by the Manager applicable to the Allocated Assets, so the Manager may furnish such information to the Board of Directors of the Fund (or any appropriate committee of such Board) for approval and/or review, and update such information from time to time as conditions require.
(c)Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Allocated Assets of each Series.
(d)Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Fund’s prospectus and statement of additional information and any specific investment guidelines provided by the Manager applicable to the Allocated Assets. The Manager acknowledges that the Sub-Advisor is not the compliance agent for the Series, and does not have access to all of the Series’ books and records necessary to perform certain compliance testing. The Sub-Advisor shall perform such services based upon its books and records with respect to the Allocated Assets of the Series.
(e)Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Allocated Assets of each Series (and any specific investment guidelines provided by the Manager applicable to the Allocated Assets) are being observed.
(f)Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors. Further, the Sub-Advisor will provide security and foreign exchange trade details to the Manager so that the effects of all securities trades entered into by or for a Series are included in the appropriate day’s end of day net asset value. Sub-Advisor must also communicate all trade amendments, cancellations or re-books accurately and timely to be included in the daily net asset value of a Series. Rule 2a-4 of the 1940 Act permits registered investment companies to record security transactions as of one day after the trade date for purposes of determining net asset value.

(g)Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Allocated Assets of each Series.
(h)Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers, financial counterparties including swap counterparties and futures commission merchants (“broker-dealers”); select broker-dealers to effect all transactions for the Allocated Assets of each Series; place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers); and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Allocated Assets of each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund’s Board of Directors providing such information as the number of aggregated trades to which the Allocated Assets of each Series was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Allocated Assets of each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.
(i)Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or the Manager, provided, however, the Sub-Advisor may retain copies of such records to the extent required for it to comply with applicable laws, rules and regulations. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to the Allocated Assets of each Series.
(j)Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor’s Code of Ethics.

(k)From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. Upon due notice, the Sub-Advisor will make available its officers and employees to meet with the Fund’s Board of Directors at the Fund’s principal place of business on such times as mutually agreeable to the parties to review the investments of the Allocated Assets of each Series.
(l)Provide such information as is customarily provided by a sub-advisor, or as may be required or reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: electronic copies of (i) the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rules 206(4)-6 and 206(4)-7 of the Advisers Act and (ii) the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to all 15(c) questionnaires; timely and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and an electronic copy (marked to show changes) and summary of any material changes to the Sub-Advisor’s Rules 206(4)-6 and 206(4)-7 policies and procedures; Annual Proxy Voting Questionnaires; Annual Best Execution and Soft Dollar Questionnaires, and responses to all other reasonable requests from the Manager. The Sub-Advisor agrees to make available for the Manager’s review all deficiency letters issued by the SEC together with all responses given by Sub-Advisor to such letters, related to the sub-advisory services it provides. The Sub-Advisor will advise Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.
(m)Vote proxies received on behalf of the Allocated Assets of each Series in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and provide a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.
(n)Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by the Allocated Assets of each Series,
(o)Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M and Section 817(h) of the Code. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Allocated Assets of each Series back into compliance within the time permitted under the Code.
3.Prohibited Conduct
In providing the services described in this Agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.
4.Compensation
As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.
5.Liability of Sub-Advisor
Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Advisor’s investment discretion in connection with selecting investments for the Allocated Assets of each Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

6.Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. Any gains that occur due to a Trade Error shall be retained by the Fund.
For purposes under this Section 6, a “Trade Error” occurs when a transaction results in an unintended, including an impermissible, result. Examples include, but are not limited to, the following:
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets that were not intended to be purchased or sold;
•orders by the Sub-Advisor that result in the purchase or sale of securities or other assets in an unintended amount, which includes price or commission rate; or
•purchases or sales of securities or other assets that violate the investment limitations or restrictions disclosed in the Fund’s registration statement and/or imposed by applicable law, regulation, contract or understanding (calculated at the Sub-Advisor’s portfolio level), unless otherwise agreed to in writing.
7.Supplemental Arrangements
The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.
8.Regulation
All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) (the “Discloser”) hereunder shall be treated as confidential and shall not be disclosed to third parties without prior notification to the Discloser, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.
9.Duration and Termination of This Agreement
This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Financial Group, Inc., the Sub-Advisor or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.
This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 9, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.

10.Amendment of this Agreement
No amendment of this Agreement shall be effective unless in writing and signed by both parties. No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, Principal Financial Group, Inc. or the Fund cast in accordance with the requirements of the 1940 Act after taking into effect any exemptive order, no-action assurances or other relief, rule or regulation upon which the Fund may rely.
11.Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.
12.General Provisions
(a)Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
(b)Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392-0200, and the address of the Sub-Advisor shall be T. Rowe Price Associates, Inc., 4515 Painters Mill Road, Owings Mills, Maryland 21117, Attention: Senior Legal Counsel - Subadvised.
(c)The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:
1.the Sub-Advisor fails to be registered as an investment advisor under the Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.
2.the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.
3.the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order, judgment or decree issued with respect to it or any affiliate that could reasonably be expected to result in the Sub-Advisor becoming ineligible to serve as an investment advisor of a registered investment company under the 1940 Act.
4.the Sub-Advisor becomes aware of a transaction or series of transactions that is reasonably likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.
(d)The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.
(e)The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager. The Sub-Adviser hereby grants the Manager a royalty-free, non-exclusive, non-transferable (with no right to sublicense) limited license to display or otherwise use the name, trademark, service mark, logo, insignia or other identifying mark of the Sub-Advisor and/or its affiliate(s) (“Sub-Advisor Marks”) during the term of this Agreement solely as incorporated within communications and materials relating to or about the Fund. The Manager shall use the Sub-Advisor Marks only in accordance with the Sub-Advisor’s guidelines and applicable law. The Manager shall not use Sub-Advisor Marks or disclose information related to the business of the Sub-Advisor or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in any manner not approved prior thereto by the Sub-Advisor; provided, however, that the Sub-Advisor hereby approves of all uses of its name which merely refer in accurate terms to the appointment of the Sub-Advisor hereunder or which are required by the SEC or a state securities commission. Materials which have been previously approved in writing by the Sub-Advisor or those that only refer to the Sub-Advisor’s name or the Sub-Advisor Marks are not subject to such prior approval provided the Manager shall ensure that such materials are consistent with those which were previously approved by the Sub-Advisor and no changes have been made to the Sub-Advisor Marks previously approved by the Sub-Advisor.
(g)Nothing in this Agreement shall limit or restrict the right of Sub-Advisor or its affiliates to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, or limit or restrict Sub-Advisor's right to engage in any other business or to render services of any kind to any other mutual fund, corporation, firm, individual, or association.
(h)This Agreement contains the entire understanding and agreement of the parties.
(i)This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each party agrees that electronic signatures of the parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
Remainder of Page Intentionally Blank

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL GLOBAL INVESTORS, LLC

By:	/s/ Adam U. Shaikh
Name:	Adam U. Shaikh
Title:	Associate General Counsel

By:	/s/ John L. Sullivan
Name:	John L. Sullivan
Title:	Assistant General Counsel

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name:	Terence Baptiste
Title:	Vice President

APPENDIX A
INTENTIONALLY OMITTED

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
LargeCap Growth Fund I	August 2004	2 Years